Exhibit 99.1

Imperva Announces Expiration of the Go-Shop Period

REDWOOD SHORES, Calif.—(BUSINESS WIRE)—November 26, 2018— Imperva, Inc. (NASDAQ:IMPV), a cybersecurity leader that delivers best-in-class solutions to protect data and applications on-premises, in the cloud, and across hybrid environments, today announced the expiration of the 45-day go-shop period included in the previously announced merger agreement under which Imperva has agreed to be acquired by Thoma Bravo.

During the go-shop period, Imperva and its financial advisor solicited inquiries relating to alternative acquisition proposals from 49 potentially interested parties, six of these parties entered into confidentiality agreements and received access to non-public information about Imperva. Imperva received one preliminary non-binding acquisition proposal prior to commencement of due diligence, which was subsequently withdrawn, and as of the expiration of the go-shop period there were no acquisition proposals pending.

Following the expiration of the go-shop period, Imperva became subject to customary no-shop restrictions that limit its and its representatives’ ability to solicit alternative acquisition proposals from third parties, subject to customary “fiduciary out” provisions.

Imperva continues to expect the transaction to close early in the first quarter of 2019, subject to approval by Imperva’s stockholders and regulatory authorities and the satisfaction of customary closing conditions.

Advisors

Qatalyst Partners is acting as financial advisor to Imperva and Fenwick & West LLP is serving as Imperva’s legal advisor.

Forward-Looking Statements

This press release contains forward-looking statements, including those regarding the anticipated closing date for the transaction. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include that the transaction may not close and the other risks detailed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or the SEC, on November 5, 2018; and the other risks detailed in our other SEC filings. You can obtain copies of Imperva’s SEC filings on the SEC’s website at www.sec.gov.

The foregoing information represents Imperva’s expectations as of the date of this press release, and Imperva undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, Imperva, Inc. (“Imperva”) filed a preliminary proxy statement with the SEC on November 7, 2018, as subsequently revised on November 13, 2018. Imperva will file with the SEC any other relevant materials in connection with the proposed transaction, including Imperva’s definitive proxy statement. Promptly after filing the definitive proxy statement, Imperva will mail the definitive proxy statement and a proxy card to Imperva stockholders. These documents, as they may be amended or supplemented from time to time, will contain important information about the proposed transaction and Imperva stockholders are urged to read them carefully when they become available. Imperva stockholders will be able to obtain copies of the definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available) free of charge at the SEC’s website at www.sec.gov or at www.imperva.com/company/SECFilings.

Participants in the Solicitation

Under SEC rules, Imperva’s directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies of Imperva stockholders in connection with the proposed transaction. Information about Imperva’s directors and executive officers and their ownership of Imperva common stock is set forth in Imperva’s proxy statement filed with the SEC on March 12, 2018. The proxy statement is available free of charge at the SEC’s website at www.sec.gov or at www.imperva.com/company/SECFilings. Information concerning the interests of Imperva’s participants in the solicitation, which may, in some cases, be different than those of Imperva’s stockholders generally, will be set forth in the definitive proxy statement relating to the transaction when it becomes available.

About Imperva

Imperva is a leading cybersecurity company that delivers best-in-class solutions to protect data and applications—wherever they reside—on-premises, in the cloud, and across hybrid environments. The company’s Incapsula, SecureSphere, and CounterBreach product lines help organizations protect websites, applications, APIs, and databases from cyberattacks while ensuring compliance. Imperva innovates using data, analytics, and insights from our experts and our community to deliver simple, effective and enduring solutions that protect our customers from cybercriminals. Learn more at www.imperva.com, our blog, or Twitter.